UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 28, 2025

Date of Report (date of earliest event reported)

STRATA CRITICAL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

31 Hudson Yards, 14th Floor

New York, NY 10001

(Address of principal executive offices and zip code)

(212) 967-1009

(Registrant’s telephone number, including area code)

Blade Air Mobility, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SRTA	The Nasdaq Stock Market
Warrants, each exercisable for one share of Common Stock at a price of $11.50	SRTAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 28, 2025, as further discussed below, Blade Air Mobility, Inc. changed its name to Strata Critical Medical, Inc. (the “Name Change”). References to the “Company” in this Current Report on Form 8-K prior to the Name Change refer to Blade Air Mobility, Inc. and after the Name Change to Strata Critical Medical, Inc.

Item 1.01	Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the Restrictive Covenant Agreement (as defined below) and the Commercial Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 29, 2025, the Company completed the previously announced sale of its Passenger business to Joby Aero, Inc. (“Joby Buyer”) pursuant to that certain Equity Purchase Agreement, dated as of August 1, 2025 (the “Purchase Agreement”), among the Company, Strata Critical, Inc. (f/k/a Trinity Medical Intermediate II, Inc.), a wholly owned subsidiary of the Company, Blade Urban Air Mobility, LLC (f/k/a Blade Urban Air Mobility, Inc.), Joby Aviation, Inc. (“Joby Aviation”) and Joby Buyer, a wholly owned subsidiary of Joby Aviation. The purchase price received by the Company upon the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) was approximately $76.0 million (assuming the closing price per share of $14.27 of Joby Aviation’s common stock as of August 28, 2025), after giving effect to pre-Closing adjustments and indemnity holdbacks pursuant to the terms of the Purchase Agreement, consisting of 5,325,585 shares of Joby Aviation’s common stock, par value $0.0001 per share (the “Buyer Shares”). As previously disclosed, the Company may receive up to an additional $35.0 million in consideration upon the satisfaction of certain employee retention and financial performance targets described in the Purchase Agreement during the 18 and 12 months, respectively, following the Closing, payable in cash or Buyer Shares at Joby Buyer’s election as well as the release of up to $10.0 million in indemnity holdbacks.

As contemplated by the Purchase Agreement, on August 29, 2025, the Company entered into each of the agreements ancillary to the Purchase Agreement. These included a restrictive covenant agreement between the Company and Joby Aviation (the “Restrictive Covenant Agreement”) pursuant to which the Company agreed to certain non-solicitation and non-compete obligations that restrict its ability to offer short distance or jet charter services for a period of eight and three years, respectively and a commercial agreement (the “Commercial Agreement”) among the Company, Joby Aviation and Joby Buyer pursuant to which Joby Buyer will have the right, but not the obligation, to provide certain medical transport services to the Company for a period of eight years from the Closing.

The foregoing summary of the Restrictive Covenant Agreement, and the Commercial Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restrictive Covenant Agreement, and the Commercial Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

The Company has included as Exhibit 99.1 to this Current Report on Form 8-K unaudited pro forma condensed consolidated financial information to illustrate the pro forma effects of the Closing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective as of the Closing, Melissa Tomkiel, who previously served as the Company’s President and General Counsel, and William Heyburn, who previously served as the Company’s Chief Financial Officer and Head of Corporate Development, assumed the roles of co-Chief Executive Officers of the Company. Ms. Tomkiel will continue to also serve as the Company’s General Counsel and Mr. Heyburn will continue to also serve as the Company’s Chief Financial Officer. The duties formerly assigned to the President of the Company will be shared between Ms. Tomkiel and Mr. Heyburn.

On August 28, 2025, effective as of the Closing, the Company expanded the size of the Board of Directors of the Company (the “Board”) from eight to ten directors and appointed Ms. Tomkiel to the Board as a Class III director to serve until the Company’s 2027 annual stockholders meeting and Mr. Heyburn to the Board as a Class II director to serve until the Company’s 2026 annual stockholders meeting.

Information regarding Ms. Tomkiel and Mr. Heyburn and their respective time with the Company, business experience and compensation arrangements are disclosed under the headings “Executive Officers” and “Executive Compensation” in the Company’s definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2025, and such information is incorporated herein by reference. In addition, the information contained in Item 5.02 of the Current Report on Form 8-K filed by the Company with the SEC on August 4, 2025 relating to the appointment of Ms. Tomkiel and Mr. Heyburn as co-Chief Executive Officers of the Company and the amendment to such Current Report filed with the SEC on Form 8-K/A on the date hereof disclosing certain compensation arrangements in connection with such appointments is incorporated herein by reference. As of the date of this Report, neither Ms. Tomkiel or Mr. Heyburn, nor any of their respective immediate family members, had a direct or indirect material interest in any transaction that would be required to be reported under Item 404(a) of Regulation S-K. Neither Ms. Tomkiel nor Mr. Heyburn have a family relationship with any of the Company’s directors or other executive officers.

On August 28, 2025, John Borthwick and Kenneth Lerer each notified the Company of his decision to resign as a director of the Company, effective upon the Closing. The resignations of Messrs. Borthwick and Lerer were not because of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2025, Board approved an amendment to the Company’s Second Amended Restated Certificate of Incorporation, as amended (the “Charter”), to change the Company’s name to Strata Critical Medical, Inc. On August 28, 2025, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Charter with the Secretary of State of the State of Delaware, which went effective immediately. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (“DGCL”), the Name Change did not require approval of the Company’s stockholders and will not affect the rights of the Company’s security holders. A copy of the Certificate of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additionally, on August 28, 2025, the Board approved an amendment to the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”). The Amended Bylaws went effective upon the effectiveness of the Name Change on August 28, 2025. Amended Bylaws reflect the following amendments:

•	the Name Change;

•	the appointment of Co-Chief Executive Officers;

•	require the independent members of the Board to elect a Lead Independent Director at any time the Chairman of the Board is either not independent or has served as an officer of the Company at any time (other than on an interim basis) and provide for the powers and duties of such role;

•	limit the number of persons that a stockholder may nominate for election at a given stockholder meeting to the aggregate number of directors to be elected at such meeting;

•	revise certain procedural mechanics and disclosure requirements applicable to stockholder nominations, submission of stockholder proposals, and stockholder solicitation of proxies for persons not nominated by the Board;

•	revise certain provisions related to the adjournment of stockholder meetings;

•	make certain additional revisions designed to better conform to amendments to the DGCL or judicial interpretations of the DGCL; and

•	additional conforming, clarifying, technical, non-substantive, or ministerial revisions.

The full text of the Amended Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, a copy of the Amended Bylaws marked to show the above amendments is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 29, 2025, the Company issued a press release announcing the completion of the transactions contemplated by the Purchase Agreement and containing updated financial guidance for fiscal year 2025. A copy of that press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.2 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

New Nasdaq Ticker Symbol

At the market open on August 29, 2025, the trading symbol of the Company’s common stock on The Nasdaq Capital Market is expected to change to “SRTA” and the trading symbol of the Company’s public warrants is expected to change to “SRTAW”.

New Corporate Website and Social Media Channels

In connection with the Name Change, the Company launched a new corporate website: ir.stratacritical.com and a new X (formerly Twitter) feed @stratacritical. The Company’s investor relations information, including press releases and links to the Company’s filings with the Securities and Exchange Commission, will now be found on this website. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the Company’s corporate governance documents, including the charters of the committees of the Board and Code of Business and Ethics, are available on this website. Any amendments to or waivers of the Company’s Code of Business and Ethics will be disclosed on this website.

The Company intends to use its new investor relations website (ir.stratacritical.com) and its new X (formerly Twitter) feed (@stratacritical) to publish important information about the Company, including financial or other information that may be deemed material to investors. The list of social media channels that the Company uses may be updated on its investor relations website from time to time. The Company encourages investors, the media and other interested parties to review the information it posts on its investor relations website and designated social media channels, in addition to information announced by the Company through its Securities and Exchange Commission filings, press releases, presentations and webcasts. Information contained on the Company’s website or social media channels is not part of this Current Report on Form 8-K or intended to be incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(b) Pro forma Financial Information.

Unaudited pro forma condensed consolidated financial information of the Company, giving effect to the transaction contemplated by the Purchase Agreement described in Item 2.01, is filed as Exhibit 99.1.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Blade Air Mobility, Inc.
3.2	Amended and Restated Bylaws of Stata Critical Medical, Inc.
3.3	Amended and Restated Bylaws of Strata Critical Medical, Inc. marked to show amendments
10.1*	Restrictive Covenant Agreement, dated as of August 29, 2025, between the Company and Joby Aviation, Inc.
10.2*	Commercial Agreement, dated as of August 29, 2025 between the Company, Joby Aviation, Inc. and Joby Aero, Inc.
99.1	Unaudited pro forma condensed consolidated financial information of Strata Critical Medical, Inc.
99.2	Press Release, dated August 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(b) of Regulation S-K, certain exhibits, schedules and similar attachments have been omitted; exhibits, schedules and other attachments will be provided to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA CRITICAL MEDICAL, INC.

Dated: August 29, 2025	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Co-Chief Executive Officer and Chief Financial Officer